Exhibit 10.3

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (this “Amendment”), dated as of October 18, 2012, but effective as of September 21, 2012, is made by and between Sorrento Therapeutics, Inc., a Delaware corporation (together with any successor thereto, the “Company”), and Henry Ji, Ph.D. (the “Executive”) (collectively referred to herein as the “Parties”).

WHEREAS, the Company and Executive are parties to that certain Employment Agreement (the “Original Agreement”) dated as of September 21, 2012.

WHEREAS, the Company and the Executive desire to amend the Original Agreement on the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the Parties agree as follows:

1. Section 1(c) of the Original Agreement. Section 1(c) of the Original Agreement is hereby amended to read as follows:

(c) Position and Duties. Executive shall serve as President and Chief Executive Officer of the Company with such customary responsibilities, duties and authority normally associated with such position and as may from time to time be assigned to Executive by the Board of Directors of the Company (the “Board”), consistent with such position. In the performance of such duties, Executive shall report to the Board. Executive shall devote substantially all of Executive’s working time and efforts to the business and affairs of the Company (which shall include service to its affiliates, if applicable) and shall not engage in outside business activities (including serving on outside boards or committees) without the consent of the Board, provided that Executive shall be permitted to (i) manage Executive’s personal, financial and legal affairs, (ii) participate in trade associations, (iii) serve on the board of directors of not-for-profit or tax-exempt charitable organizations, and (iv) continue to perform services for or have continued involvement with those companies with which Executive has a business relationship as of the Effective Date, including BioVintage, Inc. and Hongye SD Group, LLC, in each case, subject to compliance with this Agreement and provided that such activities do not materially interfere with Executive’s performance of Executive’s duties and responsibilities hereunder. Executive hereby consents to serve as an officer and/or director of the Company or any subsidiary or affiliate thereof without any additional salary or compensation, if so requested by the Board. Executive agrees to observe and comply with the rules and policies of the Company as adopted by the Company from time to time, in each case as amended from time to time, and as delivered or made available to Executive (each, a “Policy”).

2. Section 2(a) of the Original Agreement. Section 2(a) of the Original Agreement is hereby amended to read as follows:

(a) Annual Base Salary. Executive shall receive a base salary at a rate of $262,500 per annum (such annual base salary, as it may be adjusted from time to time, the “Annual Base Salary”). The Annual Base Salary shall be paid in accordance with the customary payroll practices of the Company. Such Annual Base Salary shall be reviewed (and may be adjusted) from time to time by the Board or an authorized committee of the Board.

3. Section 2(b) of the Original Agreement. Section 2(b) of the Original Agreement is hereby amended to read as follows:

(b) Bonus. Executive will be eligible to participate in an annual incentive program established by the Board or an authorized committee of the Board. Executive’s target annual incentive compensation under such incentive program shall be sixty percent (60%) of his Annual Base Salary (the “Annual Bonus”). The Annual Bonus payable under the annual incentive program shall be based on the achievement of individual and Company performance goals to be determined in good faith by the Board or an authorized committee of the Board. The payment of each Annual Bonus shall be subject to Executive’s continued employment with the Company through the date of payment, and shall be paid between January 1st and March 15th of the calendar year following the calendar year to which it relates.

4. Miscellaneous. This Amendment shall be and is hereby incorporated in and forms a part of the Original Agreement. All other terms and provisions of the Original Agreement shall remain unchanged except as specifically modified herein. This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument. This Amendment shall be governed by and construed in accordance with the laws of the State of California, without reference to principles of conflict of laws. The captions of this Amendment are not part of the provisions hereof and shall have no force or effect. This Amendment may not be amended or modified otherwise than by a written agreement executed by the Parties hereto or their respective successors and legal representatives.

5. Right to Advice of Counsel. The Executive acknowledges that he has the right to, and has been advised to, consult with an attorney regarding the execution of this Agreement and any release hereunder; by his signature below, the Executive acknowledges that he understands this right and has either consulted with an attorney regarding the execution of this Agreement or determined not to do so.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date and year first above written.

COMPANY

By:	/s/ Richard G. Vincent
Name:	Richard G. Vincent
Title:	Chief Financial Officer

EXECUTIVE

/s/ Henry Ji, Ph.D.
Henry Ji, Ph.D.

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